SUPPLEMENT DATED APRIL 1, 2025 TO THE PROSPECTUSES AND STATEMENTS OF
ADDITIONAL INFORMATION OF

Alternative Investment Partners Absolute Return Fund, dated April 26, 2024, as supplemented

Alternative Investment Partners Absolute Return Fund STS, dated April 26, 2024, as supplemented

(collectively, the “Funds”)

Effective March 13, 2025, Jeff Scott no longer serves as a portfolio manager for the Funds. All references to Mr. Scott are therefore deleted in their entirety. Except for this change, each Fund’s portfolio management team remains the same.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE.